Exhibit 3.9

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 03/29/2000 001160377 – 3204608

CERTIFICATE OF INCORPORATION

OF

AMERIMAX FINANCE COMPANY, INC.

FIRST:                                                        The name of the Corporation is Amerimax Finance Company, Inc. (the “Corporation”).

SECOND:                                        The registered office of the Corporation in the State of Delaware is located at 300 Delaware Ave., 9th Floor-DE 5403, Wilmington, County of New Castle, Delaware 19801. The registered agent of the Corporation at that address is Griffin Corporate Services, Inc.

THIRD:                                                     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation’s activities shall be confined to the management and maintenance of its intangible investments and the collection and distribution of the income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner as to qualify for exemption from income taxation under, Section 1902(b) (8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law.

FOURTH:                                         The Corporation shall have authority to issue 100 (one hundred) shares of common stock, having a par value of $10.00 (ten dollars) per share.

FIFTH:                                                         The Corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by section 145 of the Delaware General Corporation Law, as amended from time to time, or any successor provision of Delaware law.

SIXTH:                                                      No director of the Corporation shall be personally liable to the Corporation or its stockholders except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividend payments or stock purchases or redemptions under section 174 of the Delaware General Corporation Law (or any successor provision of Delaware law), or (iv) any transaction from which the director derived an improper personal benefit; and the directors of the Corporation shall be entitled, to the full extent permitted by Delaware law, as amended from time to time, to the benefits of provisions limiting the personal liability of directors.

SEVENTH:                                   The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, the number of members of which shall be set forth in the By-Laws of the Corporation. The directors need not be elected by ballot unless required by the By-Laws of the Corporation.

EIGHTH:                                              Meetings of the stockholders will be held within the State of Delaware. The books of the Corporation will be kept (subject to the provisions contained in the General Corporation Law) in the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

NINTH:                                                     In the furtherance and not in limitation of the objects, purposes and powers prescribed herein and conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the By-Laws.

TENTH:                                                   The Corporation reserves the right to amend or repeal any provision contained in the Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

ELEVENTH:                            The Corporation shall have no power and may not be authorized by its stockholders or directors (i) to perform or omit to do any act that would cause the Corporation to lose its status as a corporation exempt from the Delaware Corporation income tax under Section 1902 (b) (8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any activities outside of Delaware which could result in the Corporation being subject to tax outside of Delaware.

TWELFTH:                                The name and mailing address of the Incorporator is James J. Tullis, 300 Delaware Avenue, 9th Floor - DE 5403, Wilmington, Delaware 19801.

THIRTEENTH:              The powers of the incorporator shall terminate upon election of directors.

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 28th day of March, 2000.

/s/ James J. Tullis
James J. Tullis
Incorporator

State of Delaware Secretary of State Division or Corporations Delivered 04:33 PM 03/11/2011 FILED 04:22 PM 03/11/2011 SRV 110290323 – 3204608 FILE

CERTIFICATE OF AMENDMENT OF

THE RESTATED CERTIFICATE OF INCORPORATION OF

AMERIMAX FINANCE COMPANY, INC.

(a Delaware corporation)

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Amerimax Finance Company, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:                                                        This Certificate of Amendment of the Restated Certificate of Incorporation of the Corporation was duly adopted and approved by the majority of the stockholders of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (“DGCL”).

SECOND:                                        ARTICLE THIRD of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

THIRD:

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware; provided that the Corporation’s activities shall be confined to (i) the management and maintenance of its intangible investments and the collection and distribution of and income from such investments or from tangible property physically located outside Delaware, all as defined in, and in such manner as to qualify for exemption from income taxation under, Section 1902(b) (8) of Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law and (ii)(a) serving as a guarantor, obligor, co-obligor or other party to indebtedness incurred by (1) any direct or indirect parent of the Corporation and (2) any other direct or indirect subsidiary of the Corporation that serves as a guarantor, obligor, co-obligor or other party to such indebtedness and (b) providing a pledge of its assets as collateral for such obligation.

THIRD:                                                     ARTICLE ELEVENTH of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

ELEVENTH:

The Corporation shall have no power and may not be authorized by its stockholders or directors (i) to perform or omit to do any act that would cause the Corporation to lose its status as a corporation exempt from the Delaware Corporation income tax under Section 1902 (b) (8) of

Title 30 of the Delaware Code, or under the corresponding provision of any subsequent law, or (ii) to conduct any activities outside of Delaware which could result in the Corporation being subject to tax outside of Delaware. Notwithstanding the foregoing, nothing in this Eleventh Article shall prevent the Corporation from serving as a guarantor, obligor, co-obligor or other party to indebtedness incurred by any direct or indirect parent of the Corporation or any other direct or indirect subsidiary of the Corporation that serves as a guarantor, obligor, co-obligor or other party to such indebtedness and providing a pledge of its assets as collateral for such obligations as provided for in the Third Article.

* * * * *

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be executed and acknowledged by its duly authorized officer this 11th day of March, 2011

Amerimax Finance Company, Inc.

By:	/s/ Joan L. Yori
Name: Joan L. Yori
Title: Treasurer and Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION